Exhibit 11

                             RIM.COM AND SUBSIDIARY
                 Schedule of Computation of Earnings Per Share

                                                          Six Months Ended           Three Months Ended
                                                              March 31,                   March 31,
                                                         2001          2000          2001         2000
                                                         ----          ----          ----         ----
Earnings (Loss) Per Share

Basic EPS - Weighted Average Shares Outstanding        4,734,171     3,400,000     4,734,171    3,400,000
                                                      ==========    ==========    ==========   ==========

Basic Earnings (Loss) Per Share                       $    (0.02)   $    (0.00)   $     0.00   $    (0.01)
                                                      ==========    ==========    ==========   ==========

Basic EPS - Weighted Average Shares Outstanding        4,734,171     3,400,000     4,734,171    3,400,000

Effect of Diluted Securities:
  Stock Options (1)                                           --            --       580,000           --
                                                      ----------    ----------    ----------   ----------

Diluted EPS - Weighted Average Shares Outstanding      4,734,171     3,400,000     5,314,171    3,400,000
                                                      ==========    ==========    ==========   ==========

Diluted Earnings (Loss) Per Share                     $    (0.02)   $    (0.00)   $     0.00   $    (0.01)
                                                      ==========    ==========    ==========   ==========

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(1)  The Company's  outstanding stock options have an antidilutive effect on net loss per share for the three and six month periods ended March 31, 2000 and the six month period ended March 31, 2001. As a result, such amounts have been excluded from the computations of diluted loss per share.